ARC Wireless Solutions, Inc.
Exhibit to Form 8-K, August 21, 2001
Exhibit 99.1

                              For Immediate Release
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Company Contacts:                                   ARC Wireless Solutions, Inc.
Randall Marx, Chief Executive Officer               Phone: 303-421-4063
randall.marx@arcwireless.net                        Fax:   303-424-5085
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Richard Anderson, Investor Relations
richard.anderson@arcwireless.net
web page: www.arcwireless.net
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ARC Wireless Solutions Acquires Certain Commercial Wireless Assets of Ball
Aerospace & Technologies Corp.

Wheat Ridge, Colorado, August 22, 2001 - ARC Wireless Solutions, Inc. (OTC BB:
ARCS), today announced that it has reached an agreement with Ball Aerospace & Technologies Corp. (BATC), a wholly owned subsidiary of Ball Corporation, to acquire certain commercial assets of BATC's wireless communications products line.

The assets consist of high-performance base station antenna and asset tracking systems serving the commercial wireless industry in the ever increasing Cellular and PCS, 2G and 3G infrastructure build out with a customer base that includes AT&T Wireless, Qwest Communication, Cingular and VoiceStream, among others. Included in the acquisition is an exclusive license under numerous patents and other intellectual property, customer contracts, production tooling for each product line, and testing equipment. ARC intends to increase the depth of its professional staff with prominent research, development and sales personnel experienced in working with products and technology with this complexity and nature.

"Given today's rapidly changing wireless economy, our goal is not just to maintain our existing business but also to offer diversification coupled with the best technology available to facilitate our emergence as a leader in wireless products and other solutions," stated Randall P. Marx, Chief Executive Officer of the Company. "Although we too are faced with the current economic climate, we will continue to aggressively pursue our vision to become a total wireless solutions company. This acquisition will allow ARC some of the most advanced antenna technology available today while at the same time dramatically increasing our future exposure to the mobile wireless marketplace".

"This acquisition demonstrates ARC's strategic initiative to continue focusing on servicing and expanding our core wireless business," stated Gregory E. Raskin, President of the Company. "We will have a firm customer base from which to expand and sell other products from the ARC family of diversified wireless solutions".

ARC Wireless will integrate these assets with its existing Antennas America Division to create a new ARC Wireless Communications Products Division. This Division's mission will be to enhance the competitive position of its customers by being a strategic solutions partner for those customers and by providing antenna solutions with the best price performance and outstanding quality and service.

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"The acquisition gives us immediate access to new customers and products," said
Burton Calloway, Executive Vice President of the Antennas America Division. "We have met with certain major customers and have been assured not only of continued business but that we have acquired state-of-the-art technology for wireless applications. By extending our present product offerings as a low cost, high quality solution provider, we can now provide turnkey, innovative antenna solutions".

About ARC Wireless Solutions, Inc.

ARC Wireless Solutions, Inc. is a wireless technology company that is involved in marketing, distribution and servicing, as well as selective design and manufacturing, of a broad range of component and network solutions in support of wireless applications. The Company's wireless solutions are marketed through the Company's internal sales force, OEMs, numerous reseller distribution channels, retail and the Internet to support network deployment in the growing domestic and global wireless markets. ARC Wireless Solutions, Inc., together with its Antennas America Division, is headquartered in Wheat Ridge, Colorado. The Company's Winncom Technologies Corp. subsidiary is located in Solon, Ohio, and its Starworks Wireless Inc. subsidiary, doing business as The Kit Company, is located in Atlanta, Georgia. For more information about the Company and its products, please visit our web sites at www.arcwireless.net, www.antennas.com, www.winncom.com and www.starworkswireless.com. For more information about the acquired assets please see www.ballwireless.com.

This is not a solicitation to buy or sell securities and does not purport to be an analysis of the Company's financial position. This Release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934. Although the Company believes that the expectations reflected in the forward-looking statements and assumptions upon which forward-looking statements are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. See the Company's most recent Quarterly Report on Form 10-QSB and Annual Report on Form 10-KSB for additional statements concerning important factors, such as demand for products, manufacturing costs and competition, that could cause actual results to differ materially from the Company's expectations.